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                                                                      Exhibit 21

                               IMAX CORPORATION

Significant and other major subsidiary companies of the Registrant at December 31, 1999 were:

Name of Subsidiary                         Jurisdiction of   Percentage held
------------------                         --------------    ---------------
                                           Organization        by Registrant
                                           ------------        -------------

Imax Ltd.                                  Ontario                      100%
David Keighley Productions 70MM Inc.       Delaware                     100%
Sonics Associates, Inc.                    Alabama                      100%
Ridefilm Corporation                       Delaware                     100%
1236627 Ontario Inc.                       Ontario                      100%
Imax Japan Inc.                            Japan                        100%
Imax Entertainment Pte. Ltd.               Singapore                    100%
Imax (Netherlands) B.V.                    Netherlands                  100%
Imax U.S.A. Inc.                           Delaware                     100%
Nyack Theater L.L.C.                       Delaware                     100%
Arizona Big Frame Theatres, L.L.C.         Delaware                      50%
Starboard Theaters Ltd.                    Canada                       100%
Forum Ride Associates                      Nevada                        50%
Miami Theatre, L.L.C.                      Delaware                     100%
Digital Projection International Limited   U.K.                         100%
Digital Projection Inc.                    Georgia                      100%
Themax Inc. (Brossard)                     Quebec                        33%
Sacramento Theatre L.L.C.                  Delaware                     100%
Panada Productions Inc.                    Delaware                     100%
Wire Frame Films Ltd.                      Ontario                      100%